UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 21, 2024

BIO-PATH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36333	87-0652870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4710 Bellaire Boulevard, Suite 210, Bellaire, Texas	77401
(Address of principal executive offices)	(Zip Code)

(832) 742-1357

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BPTH	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 22, 2024, Bio-Path Holdings, Inc. (the “Company”) filed a Certificate of Amendment (the “Amendment”) to the Company’s Certificate of Incorporation with the Delaware Secretary of State to effect a reverse stock split of the Company’s Common Stock, par value $0.001 (the “Common Stock”) at a ratio of one-for-twenty, effective at 5:30 p.m. Eastern Time on February 22, 2024 (the “Reverse Stock Split”). Upon the effectiveness of the Reverse Stock Split, every twenty shares of Common Stock were automatically combined into one share of Common Stock. No fractional shares of common stock will be issued in connection with the Reverse Stock Split. If as a result of the Reverse Stock Split, a stockholder of record would otherwise hold a fractional share, the stockholder will receive one whole share in lieu of the issuance of any fractional share. The Reverse Stock Split will not change the par value of the Common Stock or modify the rights or preferences of the Common Stock. The Company anticipates that the Reverse Stock Split will reduce the number of shares of the Company’s Common Stock issued and outstanding from 12,352,664 to approximately 617,833 shares. All outstanding securities entitling their holders to purchase shares of Common Stock or acquire shares of Common Stock, including stock options and warrants, will be adjusted as a result of the Reverse Stock Split, as required by the terms of those securities.

The Company’s common stock will begin trading on the Nasdaq Stock Market on a post-Reverse Stock Split basis under the Company’s existing trading symbol “BPTH” when the market opens on February 23, 2024. The CUSIP number for the Company’s Common Stock post-Reverse Stock Split is 09057N409.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On February 21, 2024, the Company issued a press release titled, “Bio-Path Holdings Announces 1-for-20 Reverse Stock Split.”  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
3.1	Certificate of Amendment to Certificate of Incorporation dated effective February 22, 2024.
99.1	Press release dated February 21, 2024.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-PATH HOLDINGS, INC.

Dated: February 23, 2024	By:	/s/ Peter H. Nielsen
Peter H. Nielsen
President and Chief Executive Officer